Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-270263 and 333-270266 on Form S-3 and Nos. 333-219403, 333-224083, 333-230206, 333-236402, 333-239426, 333-253503, 333-263948, 333-269114 and 333-272834 on Form S-8 of our report dated March 29, 2024, relating to the financial statements of KALA BIO, Inc. (formerly Kala Pharmaceuticals, Inc.) appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 29, 2024